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                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                        -------------------------

                                 FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

         FIRST BANKS, INC.              FIRST PREFERRED CAPITAL TRUST II
  (Exact name of Registrant as            (Exact name of Co-Registrant
     specified in its charter)            as specified in its charter)

            MISSOURI                                DELAWARE
      (State of incorporation                (State of incorporation
        or organization)                        or organization)

           43-1175538                               43-6852878
        (I.R.S. Employer                        (I.R.S. Employer
        Identification No.)                    Identification No.)


       135 North Meramec, Clayton, Missouri 63105 (314) 854-4600
(Address, including zip code, and telephone number, including area code, of registrant's and co-registrant's principal executive office)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-46270 and 333-46270-01 (if applicable)

    SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class to be so registered    Name of each exchange on which
                                           each class is to be registered

                None                                   None

    SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

____% Cumulative Trust Preferred Securities (and the Guarantee of First Banks, Inc. with respect thereto)
                             (Title of class)

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Item 1.   Description of Registrant's Securities to be Registered

          For a full description of the _______% Cumulative Trust
     Preferred Securities (the "Preferred Securities"), of First
     Preferred Capital Trust II, a statutory business trust created under the laws of the State of Delaware ("the Trust"), and the guarantee with respect to the Preferred Securities issued by First Banks, Inc., a Missouri corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred
     Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in (i) the prospectus that forms part of Amendment No. 1 to the Registration Statement on the Form S-2 (the "Registration Statement") of First Banks, Inc. and First Preferred Capital Trust II (Registration No.'s 333-46270 and 333-46270-01), previously filed with the Securities and Exchange Commission (the "Commission") on October 6, 2000, under the Securities Act of
     1933, as amended (the "Securities Act"), and (ii) the related final form of prospectus to be filed with the Commission under Rule 430A of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.


Item 2.   Exhibits

     The following exhibits are filed as part of this Registration Statement on Form 8-A:

<F*>2.1    Certificate of Trust of First Preferred Capital Trust II
           (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

<F*>2.2(a) Trust Agreement of First Preferred Capital Trust II
           (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

<F*>2.2(b) Form of Amended and Restated Trust Agreement of First
           Preferred Capital Trust II (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

<F*>2.3    Form of Preferred Security Certificate of First Preferred
           Capital Trust II (incorporated herein by reference to Exhibit 4.6 to the Registration Statement, which is included as an Exhibit to Exhibit 4.5 to the Registration Statement).


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<F*>2.4    Form of Preferred Securities Guarantee Agreement for First
           Preferred Capital Trust II (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

<F*>2.5    Form of Indenture (incorporated herein by reference to
           Exhibit 4.1 to the Registration Statement).

<F*>2.6    Form of Subordinated Debenture (incorporated herein by
           reference to Exhibit 4.2 to the Registration Statement, which is included as Exhibit 4 to Exhibit 4.1 to the Registration Statement).

<F*>2.7    Form of Agreement as to Expenses and Liabilities
           (incorporated herein by reference to Exhibit 4.8 to the Registration Statement, which is included as Exhibit C to
           Exhibit 4.5 to the Registration Statement).

[FN]
<F*> Incorporated by reference as indicated pursuant to Rule 12b-32.


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                              SIGNATURES
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     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of St. Louis, State of Missouri on October 10, 2000.


                                        FIRST BANKS, INC.


                                        By:  /s/ James F. Dierberg
                                           -------------------------------
                                           James F. Dierberg
                                           Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, First Preferred Capital Trust II has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of St. Louis, State of Missouri on October 10, 2000.

                                        FIRST PREFERRED CAPITAL TRUST II


                                        By:  /s/ Allen H. Blake
                                           -------------------------------
                                           Allen H. Blake
                                           Trustee


                                        By:  /s/ Frank H. Sanfilippo
                                           -------------------------------
                                           Frank H. Sanfilippo
                                           Trustee


                                         By:  /s/ Lisa K. Vansickle
                                           -------------------------------
                                           Lisa K. Vansickle
                                           Trustee

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